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                                                                   EXHIBIT 10.23

(LOCAL CURRENCY - SINGLE JURISDICTION)

                                  [ISDA LOGO]

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of June 10, 1997

FIRST UNION NATIONAL BANK and PROBUSINESS, INC. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.



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(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:-

         (i) in the same currency; and

         (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:-

(a) BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

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         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement of any Credit Support Document to which it is a party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed

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by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)   CREDIT SUPPORT DEFAULT.

        (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

        (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

        (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) MISREPRESENTATION. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

         (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its

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         winding-up of liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

    (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

         (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

         (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:-

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

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         (iii) ADDITIONAL TERMINATION EVENT. If any "Additional Termination
         Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iii) RIGHT TO TERMINATE. IF:-

               (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

         either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

        (i) If notice designating an Early Termination Date is given under
        Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

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         (ii) Upon the occurrence or effective designation of an Early
         Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over
               (B) the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less
               (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative

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               number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

           (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2) Two Affected Parties. If there are two Affected Parties:-

                         (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

                         (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. TRANSFER

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.


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8.      MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)     COUNTERPARTS AND CONFIRMATIONS.

        (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

        (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.     NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicted:-

        (i) if in writing and delivered in person or by courier, on the date it is delivered;

        (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12. DEFINITIONS

As used in this Agreement:-

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section
5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"LAW" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION EVENT" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



FIRST UNION NATIONAL BANK               PROBUSINESS, INC.
-----------------------------------     ----------------------------------------
(Name of Party)                         (Name of Party)


By:  /s/  DELENE M. TRAVELLA            By:  /s/   THOMAS H. SINTON
   --------------------------------        -------------------------------------
   Name:  Delene M. Travella                Name:  Thomas H. Sinton
   Title: Vice President                    Title: President
   Date:  8/7/97                            Date:  8/5/97

                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT
                        dated as of June 10, 1997 between
                      FIRST UNION NATIONAL BANK ("Party A")
                        and PROBUSINESS, INC. ("Party B")

I.    TERMINATION PROVISIONS

(a) "SPECIFIED ENTITY" for purposes of Section 5(a)(v) means each party's Affiliates.

(b) "SPECIFIED TRANSACTION" has its meaning as defined in Section 12, provided that "Default under Specified Transaction" excludes Force Majeure as defined below.

(c) "CROSS DEFAULT" applies to both parties, but excludes Force Majeure. "Force Majeure" means nonpayment resulting solely from a wire transfer or operational problem or error (so long as sufficient funds are available), or from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but only if payment is made within three Business Days after the problem has been corrected, the error has been discovered or the currency becomes available.

      With respect to Party B, "Cross Default" is amended by inserting at the end of Section 5(a)(vi): "or (3) any default, event of default or other similar condition or event (however described) under any Financial Agreement."

      "SPECIFIED INDEBTEDNESS" means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or relating to the payment or delivery of funds, securities or other property (including, without limitation, collateral).

      "THRESHOLD AMOUNT" means, with respect Party A, an amount (including its equivalent in another currency) equal to the higher of $ 10,000,000 or 2% of its stockholders' equity as reflected on its most recent financial statements or call reports, and with respect to Party B, any amount of Specified Indebtedness.

(d)   "CREDIT EVENT UPON MERGER" applies to both parties.

(e)   "AUTOMATIC EARLY TERMINATION" does not apply to either party.

(f) PAYMENTS ON EARLY TERMINATION. "Market Quotation" and the "Second Method" apply, subject to the following:

      (i) "Market Quotation" for any Terminated Transaction that is, or is subject to, any unexercised option shall be determined by taking into account the economic equivalent of the option.

      (ii) The Non-defaulting Party may, upon the occurrence of an Early Termination Date, offset payments due by it under this Agreement (or under any Specified Transaction) against, and apply such payments to the satisfaction of, any obligations owing by the Defaulting Party (including any Office of the Defaulting Party) to the Non-defaulting Party or any of the Non-defaulting Party's Affiliates (including any Office of the Non-defaulting Party or its Affiliates) whether matured or unmatured, and it is a condition precedent to the Non-defaulting Party's obligation to make any such payments that such obligations of the Defaulting Party have been paid in full or satisfied by offset as contemplated hereunder. For this purpose, the Non-defaulting Party may convert any such payments or obligations into the currency of the other at a rate of exchange (including premiums and costs of exchange) at which it could purchase the relevant currency acting in good faith.

II.   DOCUMENTS

(a) DELIVERY OF DOCUMENTS. When it delivers this Agreement, Party B shall also deliver to Party A the Closing Documents in form and substance reasonably satisfactory to Party A. For each Transaction, Party B shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for Party B for that Transaction.

(b)   "CLOSING DOCUMENTS" means:

      (i) an opinion of counsel covering Party B's Basic Representations under
      Section 3(a)(i), or in lieu thereof, Party B's Authorizing Documents for this Agreement and the Transactions and a duly executed incumbency certificate for the person(s) executing this Agreement for Party B;

      (ii) a duly executed and delivered credit support annex in the form of Exhibit A hereto, which shall be a Credit Support Document hereunder, together with an opinion of counsel for that Credit Support Document covering like matters as those covered by Party B's Basic Representations under Section 3(a)(i), or in lieu of that opinion, Authorizing Documents for that Credit Support Document and a duly executed incumbency certificate for the person(s) executing that Credit Support Document.

(c) "AUTHORIZING DOCUMENTS" of a party or its Credit Support Provider means a certified copy of the board of directors' resolutions of that party or Credit Support Provider (or for a partnership, a copy of its partnership agreement and a certified copy of the resolutions of the partnership or of each general partner).

III.  MISCELLANEOUS
(a)   ADDRESSES FOR NOTICES.

      TO PARTY A:                              TO PARTY B:
      FIRST UNION NATIONAL BANK                PROBUSINESS, INC.
      301 South College                        5934 Gibraltar Drive
      Charlotte, NC 28288-0601                 Pleasenton, CA 94588

      Attention: Joseph Nenichka               Attention:
      Vice President, Capital Markets Support            ----------------------


      Fax: (704) 383-9139                      Fax:
                                                   -------------------
      Phone: (704) 383-0590                    Phone:
                                                     -----------------

(b)   "CALCULATION AGENT" means Party A.

(c) "CREDIT SUPPORT DOCUMENT" means each document which by its terms secures, guarantees or otherwise supports Party B's obligations hereunder from time to time, whether or not this Agreement, any Transaction, or any type of Transaction entered into hereunder is specifically referenced or described in any such document.

      "CREDIT SUPPORT DEFAULT" is amended by adding at the end of Section 5(a)(iii)(1):

      ", any default, event of default or other similar condition or event (however described) exists under any Credit Support Document, any action is taken to realize upon any collateral provided to secure such party's obligations hereunder or under any Transaction, or the other party fails at any time to have a valid and perfected first priority security interest; to the extent required, in any such collateral;"

(d) "CREDIT SUPPORT PROVIDER" means each party to a Credit Support Document that provides or is obligated to provide security, a guaranty or other credit support for Party B's obligations hereunder.

(e) "AFFILIATE" has its meaning as defined in Section 12, except for Party A under Section 5(a)(v), "Affiliate" means First Union Corporation.

(f) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts) of the State of New York.

(g) WAIVER OF JURY TRIAL. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(h) NETTING OF PAYMENTS. If payments are due by each party on the same day under two or more Transactions, then Section 2(c)(ii) will not apply to those payments if a party gives notice to the relevant Office(s) of the other party on or before the second New York Business Day before that payment date stating that those payments will be netted or, if given by the Calculation Agent, stating the net amount due.

(i) RECORDED CONVERSATIONS. Each party may electronically record all telephone conversations between them in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

(j) ADDITIONAL REPRESENTATIONS. Section 3 is amended by adding the following Sections 3(e) and 3(f):

      "(e) for any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm's length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, and (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder).

      "Relevant Agreement" means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

      (f) it is an "eligible swap participant" within the meaning of 17 C.F.R.
      Section 35.1."

IV.   ISDA DEFINITIONS

(a) INCORPORATION. This Agreement and each Transaction are subject to the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and will be governed by the provisions of the ISDA Definitions, without regard to any amendments to the ISDA Definitions subsequent to the date hereof. The provisions of the ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this document and each Confirmation.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of this document and the ISDA Definitions, this document will prevail.

V.    ADDITIONAL TERMS

(a) COVENANTS OF FINANCIAL AGREEMENTS. (i) Party B shall provide Party A at all times hereunder with the same covenant protection as Party A requires of Party B under Financial Agreements. Therefore, in addition to the Cross Default provisions of this Agreement, and notwithstanding the satisfaction of any obligation or promise to pay money to Party A under any Financial Agreement, or the termination or cancellation of any Financial Agreement, Party B hereby agrees to perform, comply with and observe for the benefit of Party A hereunder all affirmative and negative covenants contained in each Financial Agreement applicable to Party B (excluding any obligation or promise to pay money under any Financial Agreement, any exchange obligations of Party B to Party A under any Financial Agreement, or to deliver collateral security to Party A under any Financial Agreement) at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

      (ii) For purposes hereof: (A) the affirmative and negative covenants of each Financial Agreement applicable to Party B (together with related definitions and ancillary provisions, but in any event excluding any obligation or promise to pay money under any Financial Agreement, any exchange obligations of Party B to Party A under any Financial Agreement, or to deliver collateral security to Party A under any Financial Agreement) are incorporated (and upon execution of any future Financial Agreement, shall automatically be incorporated) by reference herein (mutatis mutandis); (B) if other lenders or creditors are parties to any Financial Agreement, then with respect to the affirmative and negative covenants contained therein, references therein to the lenders or creditors shall be deemed references to Party A; and (C) for any such covenant applying only when any loan, other extension of credit, obligation or commitment under the Financial Agreement is outstanding, that covenant shall be deemed to apply hereunder at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

(b) "FINANCIAL AGREEMENT" means each existing or future agreement or instrument relating to any loan or extension of credit from Party A to Party B (whether or not anyone else is a party thereto), as the same exists when executed and without regard to any termination or cancellation thereof, as the same may be amended or modified and in effect from time to time.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

                            FIRST UNION NATIONAL BANK

                            By:  /s/ Delene Travella
                               --------------------------------
                            Title:   Vice President
                                 ------------------------------




                            PROBUSINESS, INC.


                            By: /s/ Thomas H. Sinton
                               --------------------------------

                            Title:  President
                                  -----------------------------

            CREDIT SUPPORT ANNEX dated as of June 10, 1997 ("Annex")

     to the MASTER AGREEMENT dated as of June 10, 1997 ("Agreement") between
                 FIRST UNION NATIONAL BANK ("Secured Party") and

                          PROBUSINESS, INC. ("Pledgor")

This Annex supplements and forms part of the Schedule to the Agreement and is a Credit Support Document under the Agreement with respect to Pledgor. Section references herein are to Sections of this Annex unless another document is specified: Time is New York City time unless otherwise indicated. Subject to the terms and conditions of this Annex, the parties agree as follows:

1. SECURITY INTEREST

As security for Pledgor's Obligations, Pledgor pledges to Secured Party, and grants to Secured Party a continuing security interest in and lien on and control over, the Collateral. Pledgor agrees to take, and agrees that Secured Party may take, such action as Secured Party may reasonably request to perfect Secured Party's security interest in the Collateral.

2.   TRANSFERS & RETURNS

(a) INITIAL PLEDGE. Pledgor agrees to transfer to Secured Party on demand Collateral with a Support Value at least equal to $350,000 ("Initial Pledge Amount"). In addition, if the terms of any Transaction require that the Initial Pledge Amount be increased, Pledgor agrees to transfer to Secured Party on demand Collateral with a Support Value at least equal to the amount by which the Initial Pledge Amount has increased.

(b) ADDITIONAL PLEDGES. If, on any Business Day, the Pledge Amount exceeds the Support Value of Collateral held by Secured Party by at least $200,000, then Pledgor shall, on demand, transfer Collateral to Secured Party so that Secured Party holds (after giving effect to that transfer) Collateral with a Support Value at lease equal to the Pledge Amount. "Pledge Amount" means the sum of (i) the Performance Amount plus (ii) the Initial Pledge Amount (as the same may be increased from time to time). Any request for Additional Pledges will be accompanied by a statement setting forth the calculation used in determining the additional pledge.

(c) RETURNS. On each Return Valuation Date, Secured Party shall upon request received no later than 11:00 a.m. on that date make the requisite computation of the Performance Amount and notify Pledgor thereof by telephone (confirmed in writing), and if Secured Party holds Collateral with a Support Value at least equal to the Pledge Amount on that Return Valuation Date, then Secured Party shall, on demand, return to Pledgor all other Collateral that is in excess of the Pledge Amount, provided that the Collateral to be returned is separable from the Collateral required to be maintained and has a Support Value at least equal to $200,000.

(d) SAME DAY RETURNS. Notwithstanding any other provision hereof, for any day on which Secured Party is required to return any Collateral to Pledgor and Pledgor is required to make any payment under the Agreement (including this Annex) to Secured Party, Secured Party may withhold that Collateral or any part thereof until the Business Day after Pledgor has made the corresponding payment.

(e) FINAL RETURNS. Upon the occurrence of a Support Termination Date, Secured Party shall, upon demand, return to Pledgor all outstanding Collateral held by Secured Party.

3.    DEMANDS & DELIVERY

(a) Any demand for the transfer or return of Collateral shall be made on a Business Day and may be made orally by telephone (confirmed in writing) as specified in Section 15. Any required transfer of Collateral and any required return of Collateral shall be due by 4:00 p.m. on the Business Day on which the demand is made if that demand is made at or before 11:00 a.m. on that Business Day, and otherwise by 4:00 p.m. on the following Business Day.

(b)   Collateral shall be transferred or returned as follows:

        (i) for instruments or securities transferable by book-entry, by appropriate book entries made on the records of the bank, clearing corporation, securities intermediary or other depository specified by the party making the demand therefor;

        (ii) for certificated instruments or securities not transferable by book-entry, by delivery in appropriate physical form (accompanied by such documents of transfer or assignment as Secured Party may reasonably request, duly executed in blank if requested) to one or more accounts at a bank, clearing corporation or other depository specified by the party making the demand therefor;

        (iii) Cash shall be transferred or returned as follows:

             (A) for Cash to be held by Secured Party in its own name and not in a Cash Deposit ("Independent Cash"), by wire transfer of immediately available funds into one or more bank accounts specified by Secured Party for any transfer of Independent Cash to Secured Party or specified by Pledgor for any return of Independent Cash by Secured Party; and

             (B) for Cash to be held as a Cash Deposit, by execution and delivery by Pledgor of a collateral assignment in the form of Exhibit A hereto for the Cash Deposit or by wire transfer of immediately available funds into one or more Cash Deposit accounts subject to an existing collateral assignment, or for the return of any Cash held in a Cash Deposit hereunder, balances in a Cash Deposit shall be returned as follows: (1) if all balances therein are required to be returned, by execution and delivery by Secured Party of a written release of the collateral assignment of the Cash Deposit; and (2) otherwise, by debiting the Cash Deposit by the amount required to be returned and crediting that amount to another account of Pledgor specified by it. For any Cash Deposit consisting of a time deposit or certificate of deposit, Secured Party shall have no obligation to return or release that Cash Deposit or balances therein unless either all balances therein are required to be returned or released, or if less than all balances therein are required to be returned or released, Pledgor has transferred substitute Collateral to Secured Party to cover the a remaining difference.

(c) Secured Party shall have the right to acquire and return to Pledgor exactly the same form (in all relevant respects) and quantity of Collateral required to be returned by Secured Party in lieu of returning the actual Collateral transferred by Pledgor to Secured Party.

4.   INTEREST & EARLY WITHDRAWALS

(a) Cash held in Pledgor's Cash Deposits shall earn whatever interest is payable thereon. For Independent Cash held by Secured Party, interest shall be payable thereon by Secured Party on the first Business Day of each month (computed on a 360-day year basis for the actual number of days held) at a rate per annum equal to the Federal Funds Rate minus .25% per annum. "Federal Funds Rate" means the daily average of the Federal Funds (Effective) rates in effect for each day that the Independent Cash is being held by Secured Party, as published in N.Y. Federal Reserve Statistical Release H.15(519) for that day (or if not published for a day, as published for the next preceding Business Day).

(b) Pledgor shall be responsible for any early withdrawal penalties applicable to any Cash Deposits, including without limitation any such early withdrawal penalties that would apply in the event that the balances in those Cash Deposits are withdrawn or applied to satisfy any of the Obligations.

5. SUBSTITUTIONS

For any Collateral, Pledgor may transfer to Secured Party substitute Collateral of equal or greater Support Value than the Collateral being replaced, and upon demand by Pledgor after that transfer occurs, Secured Party shall return that portion of the Collateral being replaced.

6. CUSTODY

(a) Except for Independent Cash and except as otherwise provided herein, Collateral shall be held by Secured Party or by one or more of its Custodians in one or more accounts or depositories identifying the property therein as collateral (each, a "Collateral Account"), which shall be properly segregated and identified as belonging to Pledgor. Pledgor shall have no control over any Collateral Account or any Collateral therein.

(b) Except as the context otherwise requires, a transfer to Secured Party's Custodian is deemed to be a transfer to Secured Party, any Collateral held by Secured Party's Custodian is deemed to be Collateral held by Secured Party, and any obligation of Secured Party to return any Collateral is deemed to include an obligation of Secured Party to cause the Collateral to be returned, respectively.

(c) Any Collateral may be registered in the name of Secured Party or its Custodian or deposited in securities accounts controlled by Secured Party or its Custodian, and the issuer of or obligor on any of the Collateral may be notified to make Distributions thereon directly to Secured Party or its Custodian. Secured Party and each Custodian is authorized to receive, but is under no obligation to collect, any Distributions.

7.    DISPOSITIONS

(a) Notwithstanding the foregoing and subject to Secured Party's obligation to return substitute Collateral in exactly the same form (in all relevant respects) and quantity required to be returned hereunder, Secured Party shall have the right at any time (free of any claim or fight on the part of Pledgor, including any right or equity of redemption) to sell, repledge, hypothecate, assign, invest, use, commingle or otherwise dispose of any Collateral other than Cash Deposits (each, a "Disposition") provided that no Event of Default exists with respect to Secured Party.

(b) Each Disposition shall be for the account and risk of Secured Party, and notwithstanding any Disposition, Secured Party shall (i) remain liable to account to Pledgor for the Collateral disposed of and all Distributions that would have been made but for that Disposition, (ii) be deemed, for that purpose, to hold that Collateral and to receive each such Distribution as and when that Distribution would have been received but for that Disposition, and (iii) be obligated to return any such Collateral or Distribution in accordance with the terms of this Annex. Pledgor may continue substituting Collateral in accordance with this Annex as though no such Disposition had been made.

8. REPRESENTATIONS & COVENANTS

(a) Pledgor continuously represents that: (i) it has the power under the laws of the jurisdiction of its organization or incorporation, and is duly authorized, to grant the security interest in Collateral herein granted by it, (ii) upon the transfer of any Collateral, and at all times the Collateral is being held hereunder (except as otherwise provided herein), it will have title to and will be the sole owner of that Collateral, free and clear of any pledge, security interest, lien, charge, hypothecation, encumbrance, right of offset, counterclaim, option to purchase or other similar restriction, claim or right ("Encumbrance") except those granted or applying hereunder or contemplated hereby, and Secured Party will have a valid and perfected security interest in the Collateral, which is legally enforceable except as enforcement may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity, and (iii) it has not entered into any agreement or understanding that purports to prohibit or restrict Pledgor from selling, assigning or otherwise disposing of, or creating, granting or permitting to exist any Encumbrance on or in respect of, the Collateral or any of its property or assets that would include the Collateral.

(b) Pledgor shall not at any time sell, assign or otherwise dispose of, or create, grant or otherwise permit to exist any Encumbrance on or over, any Collateral held by Secured Party, and Pledgor shall not at any time enter into any agreement or undertaking that purports to prohibit or restrict Pledgor from selling, assigning or otherwise disposing of, or creating, granting or permitting to exist any Encumbrance on or in respect of, such Collateral or any of its property or assets that would include any such Collateral. Pledgor shall defend, and indemnify Secured Party for defending, the Collateral and Secured Party's rights and interests thereto and therein against the claims and demands of any person or entity not a party to this Annex.

9.      DEFAULT

(a) The following rights and obligations are subject to the condition precedent that no Default Condition exists with respect to Pledgor: (i) each right of Pledgor to substitute Collateral under Section 5(a), and (ii) each obligation of Secured Party to return any Collateral under Section 2(c) or to pay any interest on any Independent Cash under Section 4(a).

(b) For purposes of Section 5(a)(iii)(1) of the Agreement, an Event of Default shall exist with respect to the relevant party if:

      (i) Pledgor fails to transfer in full any Collateral required to be transferred hereunder on the date when due, and that failure continues for one Business Day after Secured Party notifies it of that failure.

      (ii) Secured Party fails to return any of the Collateral as required hereunder and that failure continues for one Business Day after Pledgor notifies it of that failure;

      (iii)  Pledgor fails to perform any obligation under Section 8(b); or

      (iv) a party fails to perform any other obligation under this Annex and that failure continues for 30 days after the other party notifies it of that failure.

10.   REMEDIES.

(a) Upon the occurrence of a Liquidation Event and to the extent permitted by applicable law, Secured Party shall have the right at any time, without demand, advertisement or notice of any kind (except that which applicable law requires and cannot be waived), to take any one or more of the following actions with respect to all or any part of the Collateral: (i) exercise the rights and remedies of a secured party, or of a creditor, as provided by law; (ii) exercise the rights and remedies to which Secured Party is entitled under the terms of the Collateral or as provided by law with respect thereto; (iii) appropriate all right, title and interest in and to the Collateral (of whatever form); (iv) offset the Cash Equivalent of any payments due and owing by Pledgor under the Agreement against any Collateral consisting of Cash (or Cash Deposits) or the Cash Equivalent of any other Collateral; (v) liquidate the Collateral (other than Cash or Cash Deposits) through one or more public or private sales or other dispositions at such prices and on such terms as Secured Party may deem reasonable (free of any liability on the part of Secured Party for any loss arising in connection with any such sale or disposition and free of any claim or right on the part of Pledgor, including any right or equity of redemption), with Secured Party having the right to purchase the Collateral; and (vi) apply the proceeds of the Collateral to Pledgor's Obligations (or the Cash Equivalent thereof) in such order as Secured Party may elect. If Secured Party elects to give any notice before taking any such action, one Business Day's prior written notice shall be deemed reasonable.

(b) If the proceeds of the Collateral applied hereunder fail to satisfy all of Pledgor's remaining Obligations, Pledgor shall continue to remain liable for the deficiency, together with any additional amounts payable thereon or with respect thereto in accordance with the terms of the Agreement. If all obligations of Pledgor are satisfied and no amounts are or thereafter may become payable by Pledgor under the Agreement, Secured Party shall, upon demand, return all remaining proceeds, if any, to Pledgor.

(c) Secured Party shall have no obligation to return, and for purposes of this Annex it shall not be deemed to hold, any Collateral upon which it has exercised its rights pursuant to Section 10(a), and shall have no obligation or liability to Pledgor with respect to that Collateral other than to account to Pledgor for the remaining proceeds thereof, if any, as herein provided.

11. STANDARD OF CARE

Beyond the exercise of commercially reasonable care to assure the safe custody of Collateral, and subject only to the duty to account for and return the Collateral received as provided in this Annex, neither Secured Party nor a Custodian shall have any duty or liability for any Collateral or to preserve or exercise rights, powers or privileges in respect thereof.

12.  COSTS AND EXPENSES

Pledgor agrees to pay and indemnify Secured Party upon demand for (i) all reasonable costs, expenses, taxes, assessments and other charges which may be levied, assessed or imposed against or with respect to the Collateral, or for transferring or returning the Collateral, or for holding or perfecting a security interest in, the Collateral, and (ii) all costs and expenses incurred by or on behalf of Secured Party in connection with enforcing, exercising, or protecting Secured Party's rights under or in connection with this Annex (including, without limitation, broker's fees, sales or other commissions, and reasonable attorney's fees and expenses, incurred in connection with liquidating the Collateral).

13. ENFORCEABILITY

The illegality, invalidity or unenforceability of any provision of this Annex shall not impair the legality, validity or enforceability of any other provision of this Annex.

14. POWER OF ATTORNEY

Secured Party is hereby appointed as Pledgor's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such agreements, instruments and documents with respect to the Collateral, in the name of Pledgor, as Secured Party may deem necessary or desirable for Secured Party to exercise Secured Party's rights and remedies hereunder, or to enforce Pledgor's obligations hereunder, with respect to that Collateral, or to perfect Secured Party's security interest granted hereunder in the Collateral, which appointment is coupled with an interest and is irrevocable.

15. NOTICES AND COMMUNICATIONS REGARDING COLLATERAL

Any notice under this Annex may be given in any manner provided in the notices Section of the Agreement to the address or number provided below.

To Secured Party:                       To Pledgor:
FIRST UNION NATIONAL BANK               PROBUSINESS, INC.
c/o First Union National Bank of        5934 Gibraltar Drive
North Carolina                          Pleasenton, CA 94588
301 South College Street
Charlotte, NC 28288-0601
Attention: Sarah Teves                  Attention:
                                                  ----------------------------
Fax No.:    (704) 383-9139              Fax No.:
                                                ------------------------------
Tel. No.:    (704) 383-1184             Tel. No.:
                                                 -----------------------------

16.   DEFINITIONS

(a) Capitalized terms used and not otherwise defined in this Annex are defined elsewhere in the Agreement.

(b) The following terms used in this Annex are defined in the Sections indicated: Collateral Account Section 6(a); Disposition Section 7(a); Encumbrance Section 8(a); Independent Cash Section 3(b)(ii)(A); Initial Pledge Amount Section 2(a); Pledge Amount Section 2(b).

(c) As used herein, the following terms have the following meanings:

"Business Day" means a day which is a New York Banking Day.

"Cash" means the lawful currency of the United States of America in depositary account form.

"Cash Deposit" means any deposit account(s) of Pledgor held at, or deposit instrument(s) or certificate(s) of deposit issued by, either Secured Party or any bank affiliated with Secured Party.

"Cash Equivalent" means for any amount denominated in Cash, the amount of that Cash, and if denominated in another currency, the U.S. dollar equivalent thereof determined by Secured Party in good faith using a recognized foreign exchange dealer's spot rate for purchasing that currency with U.S. dollars for two-day settlement.

"Collateral" means (i) each of the following items, and (ii) the Security:

      Valuation %           Collateral

      100%                          Cash

      100%                          Cash Deposits

      100%                  Negotiable debt obligations issued by the U.S.
                            Treasury Department ("Treasurys") having an original maturity at issuance of not more than one year ("Treasury Bills").

      100% Treasurys having an original maturity at issuance of more than one year but not more than 10 years ("Treasury Notes").

      100% Treasurys having an original maturity at issuance of more than 10 years ("Treasury Bonds").

"Custodian" means any agent holding any Collateral on behalf of Secured Party selected by Secured Party, including, without limitation, any Affiliate of Secured Party.

"Default Condition" means that an Event of Default or Potential Event of Default exists with respect to Pledgor, or an Early Termination Event or Liquidation Event has occurred with respect to Pledgor.

"Distribution" with respect to any Collateral means any payment or distribution of, on or in respect of the Collateral (including, without limitation, any interest payable by Secured Party or Custodian on the Collateral), and any right or property of any kind as part of, in addition to, or in exchange for, the Collateral.

"Early Termination Event" means the occurrence of an Early Termination Date in respect of all Transactions in effect immediately prior to the designation or occurrence of in Early Termination Date, which shall be deemed to occur with respect to Pledgor if it results from an Event of Default with respect to Pledgor.

"Liquidation Event" means that either of the following events occurs: (a) the occurrence of an Early Termination Event and the failure by Pledgor to make, when due, any payment of the Termination Amount required to be made by it; or
(b) an Event of Default under Section 5(a)(i) of the Agreement exists with respect to Pledgor.

"Market Value" means, as of any date of determination, the estimated fair market value thereof, as determined in good faith and in a commercially reasonable manner by Secured Party. Market Value shall exclude accrued interest.

"Obligations" means all obligations, whether absolute or contingent, now or hereafter becoming due or owing by Pledgor to Secured Party under or in connection with the Agreement (including, without limitation, this Annex) or any Transaction governed by the Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

"Performance Amount" means an amount equal to the Cash Equivalent of the estimated Termination Amount that would be payable by Pledgor under Section 6(e)(i) of the Agreement, assuming (i) an Early Termination Date were to occur as of that date for an Event of Default with respect to Pledgor, and (ii) Unpaid Amounts were to include all unpaid amounts that have become due and payable under any provision of the Agreement, all as determined in good faith and in a commercially reasonable manner by Secured Party.

"Return Valuation Date" means the first Business Day of each month.

"Security" means (a) any Distributions on or in respect of the Collateral, (b) any proceeds of the Collateral or Distributions, and (c) any rights, powers, privileges, claims, accounts, instruments or documents with respect to the Collateral, Distributions or proceeds.

"Support Termination Date" means any Business Day on which (i) all Transactions have matured or been terminated, (ii) no amounts are or thereafter may become payable by Pledgor under the

Agreement, and (iii) no other obligation of Pledgor secured by the Collateral has become due and remains unsatisfied.

"Support Value" means, as of any date of determination, an amount equal to (1) the valuation percentage specified for the relevant Collateral in the definition thereof, times (2) the Market Value of that Collateral.

"Termination Amount" means an amount payable by a party under Section 6(e)(i) of the Agreement in respect of an Early Termination Event.

IN WITNESS WHEREOF the parties have executed this Annex as of the date hereof.

FIRST UNION NATIONAL BANK                PROBUSINESS, INC.

By:    /s/ Delene Travella                By:    /s/ Thomas H. Sinton
   -----------------------------------       ---------------------------------
Title: Vice President                     Title:  President

        EXHIBIT A to the CREDIT SUPPORT ANNEX dated as of _____________, 19 __
               ASSIGNMENT OF SAVINGS ACCOUNTS/SAVINGS INSTRUMENTS


                    ____________________________, 19__


For value received, PROBUSINESS, INC. ("Assignor") assigns all right, title and interest to FIRST UNION NATIONAL BANK, its successors and assigns, (the "Secured Party"), in the savings account(s), savings instrument(s) and/or certificate(s) of deposit (each, a "Savings Account") identified below.

          Account or Certificate No.(s):                       maintained in or
                                        ----------------------
          issued by                                  (the "Depository").
                    ---------------------------------

The Assignment is given as security for the Assignor's Obligations as defined in that certain Credit Support Annex dated as of June 10, 1997 (the "Annex") to the Master Agreement dated as of June 10, 1997 between Assignor and Secured Party. This Assignment supplements and forms part of the Annex.

This Assignment shall be a continuing one and shall remain effective until the Support Termination Date (as defined in the "Annex"). This Assignment shall also continue during subsequent renewals and replacements of any certificate of deposit or other Savings Account hereby assigned. It further shall secure any other obligations and/or liabilities of the Assignor to Secured Party (except for any obligation in which the security is a principal dwelling or household goods) due or to become due, whether now existing or hereafter arising, and howsoever evidenced or acquired, whether direct, indirect, absolute or contingent, and whether individual, several, or joint and several obligations or liabilities of the Assignor.

The Assignor hereby irrevocably authorizes and empowers Secured Party, at any time in its own name or in the name of the Assignor, to demand, apply for withdrawal, withdraw, receive and give acquittance for any and all monies and claims for monies hereby assigned and to exercise any and all rights and privileges and receive all benefits of each Savings Account and to execute any and all instruments required therefor. The Depository is hereby expressly authorized and directed, on demand of Secured Party, to pay to Secured Party moneys hereby assigned. Assignor will not withdraw any monies hereby assigned from any Savings Account.

This Assignment includes all monies deposited now or in the future and all interest earned in each Savings Account. The exercise of any right, option, privilege, or power given herein to Secured Party shall be at the option of Secured Party.

The Assignor agrees that all or any part of the funds of each Savings Account may be applied to the payment of any and all of Assignor's Obligations as defined in the Annex and to the payment of any other obligations of Assignor to Secured Party, if such other obligations are in default, or upon maturity. The Assignor authorizes Secured Party to withdraw any principal or interest and to apply it in Secured Party's sole discretion to Assignor's Obligations as defined in the Annex or any other of Assignor's obligations. Any partial withdrawal of principal or interest shall not release this assignment.

The Assignor warrants and represents that each Savings Account is owned solely by Assignor and is free and clear of all liens and encumbrances, and that Assignor has full power, right and authority to execute and deliver this assignment.

If any Savings Account is represented by a passbook, certificate or other document evidencing ownership, such paper writing has been delivered and is herewith assigned and pledged to Secured Party by Assignor.

                                PROBUSINESS, INC.

                                By:   /s/ Thomas H. Sinton
                                   --------------------------
                                Title:   President
                                      -----------------------

                                SWAP TRANSACTION
[LOGO]                            CONFIRMATION


Date:           August 6, 1997

To:             PROBUSINESS, INC. ("Counterparty")

Address:        5934 Gibralter Ave.
                Pleasanton, CA 94588

Fax:            (510) 734-0139

Attention:      Mitch Everton

From:           FIRST UNION NATIONAL BANK ("First Union")

Ref. No.        56350/71291

Dear Mr. Everton:

This confirms the terms of the Transaction described below between Counterparty and First Union. This Transaction is subject to the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. ("ISDA Definitions"), which are incorporated herein by reference. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.

Transaction Type:                   Interest Rate Swap
----------------
Currency for Payments:              U.S. Dollars
---------------------
Notional Amount:                    See Attachment I
---------------
Term:
----
  Trade Date:                       August 6, 1997
  Effective Date:                   August 6, 1997
  Termination Date:                 August 2, 1999, subject to the Modified Following Business Day Convention

Fixed Amounts:
-------------
  Fixed Rate Payer:                 First Union
  Payment Dates:                    Monthly on the 1st day of each month commencing September 1, 1997, through and including the Termination Date.
  Business Day Convention:          Modified Following
  Business Day:                     New York
  Fixed Rate:                       5.905%
  Fixed Rate Day Count Fraction:    Actual/365

Floating Amounts:
----------------
  Floating Rate Payer:              Counterparty
  Payment Dates:                    Monthly on the 1st day of each month commencing September 1, 1997, through and including the Termination Date.
  Business Day Convention:          Modified Following
  Business Day:                     New York
  Floating Rate Option:             USD-CP-H.15
  Designated Maturity:              1 Month
  Spread:                           None
  Floating Rate Date Count
  Fraction:                         Actual/360
  Reset Dates:                      Each New York Business Day in each Calculation Period,
  Method of Averaging:              Unweighted Average
  Compounding:                      Inapplicable
  Rounding convention:              5 decimal places per the ISDA Definitions

Calculation Agent:              First Union
-----------------

Payments to First Union:        First Union Charlotte
-----------------------         Capital Markets
                                Attention: Derivatives Desk
                                Fed. ABA No. 053000219
                                Ref. No. 56350/71291

First Union Contacts:           Settlements and/or Rate Resets:
--------------------            Tel: (800) 249-3865
                                Fax: (704) 383-9139

                                Documentation and/or Collateral:
                                Tel: (704) 383-5678
                                Fax: (704) 383-9139

                                Please quote transaction reference number.

First Union Address:            One First Union Center
-------------------             301 South College Street DC-4
                                Charlotte, NC 28288-0601

Payments to Counterparty:       Please forward payment instructions to First
------------------------        Union in Charlotte, NC.
                                Payments will not be made to Counterparty without its written instructions.

Documentation
-------------

This Confirmation is a binding and complete contract between the parties, provided that if at any time there exists a master agreement (however described) between the parties governing this Transaction ("Master Agreement"), this Confirmation supplements, forms part of and will be governed by the Master Agreement. Unless otherwise provided in the Master Agreement, this Confirmation is governed by the law (and not the law of conflicts) of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

                                Very truly yours,

                                FIRST UNION NATIONAL BANK

                                By:  /s/ PETER J. LANCOS
                                   ---------------------------------
                                Name: Peter J. Lancos
                                Title: Vice President

                                By:  /s/ DELENE M. TRAVELLA
                                   ---------------------------------
                                Name: Delene M. Travella
                                Title: Vice President


Accepted and confirmed as of the date first above written:

PROBUSINESS, INC.

By:   /s/ MITCH EVERTON
   ----------------------------
Name: Mitch Everton
Title: EVP - Operations

              ATTACHMENT 1 - AMORTIZATION SCHEDULE FOR 56350/71291 (Dated subject to Modified Following Business Day Convention)

  DATE                  NOTIONAL OUTSTANDING               NOTIONAL REDUCTION
  ----                  --------------------               -----------------
06 Aug 97                  44,100,000.00                               0.00
02 Sep 97                  48,600,000.00                      (4,500,000.00)
01 Oct 97                  48,150,000.00                         450,000.00
03 Nov 97                  45,900,000.00                       2,250,000.00
01 Dec 97                  46,350,000.00                        (450,000.00)
02 Jan 98                  63,450,000.00                     (17,100,000.00)
02 Feb 98                  87,300,000.00                     (23,850,000.00)
02 Mar 98                  91,800,000.00                      (4,500,000.00)
01 Apr 98                 100,800,000.00                      (9,000,000.00)
01 May 98                  58,950,000.00                      41,850,000.00
01 Jun 98                  53,550,000.00                       5,400,000.00
01 Jul 98                  58,500,000.00                      (4,950,000.00)
03 Aug 98                  44,100,000.00                      14,400,000.00
01 Sep 98                  48,600,000.00                      (4,500,000.00)
01 Oct 98                  48,150,000.00                         450,000.00
02 Nov 98                  45,900,000.00                       2,250,000.00
01 Dec 98                  46,350,000.00                        (450,000.00)
04 Jan 99                  63,450,000.00                     (17,100,000.00)
01 Feb 99                  87,300,000.00                     (23,850,000.00)
01 Mar 99                  91,800,000.00                      (4,500,000.00)
01 Apr 99                 100,800,000.00                      (9,000,000.00)
03 May 99                  58,950,000.00                      41,850,000.00
01 Jun 99                  53,550,000.00                       5,400,000.00
01 Jul 99                  58,500,000.00                      (4,950,000.00)
02 Aug 1999                         0.00                      58,500,000.00

                                   AMENDMENT
                                  dated as of
                                 June 13, 1997


     1. Reference is hereby made to that certain Credit Support Annex dated as of June 10, 1997 ("Annex") to the Schedule ("Schedule") to the Master Agreement dated as of June 10, 1997 ("Master Agreement") between FIRST UNION NATIONAL BANK ("First Union") and PROBUSINESS, INC. ("Counterparty"). First Union and Counterparty hereby amend Section 16(c) of the Annex as follows:

     (a) The definition of "Cash" is hereby amended in its entirety to read as follows:

          ""Cash" means the lawful currency of the United States of America in depositary account form which is transferred to the Secured Party as Independent Cash under this Annex or which is held in a Cash Deposit under this Annex."

     (b) The definition of "Cash Deposit" is hereby amended in its entirety to read as follows:

          ""Cash Deposit" means any deposit account(s) of Pledgor held at, or deposit instrument(s) or certificate(s) of deposit issued by, either Secured Party or any bank affiliated with Secured Party, which are subject to a collateral assignment executed and delivered pursuant to this Annex."

     2. The parties hereby ratify and confirm the Master Agreement, the Schedule and the Annex as amended.

     IN WITNESS WHEREOF, the parties have executed this amendment as of the date hereof.


PROBUSINESS, INC.

By: /s/ Steven Klei
    ----------------------
Name:  Steven Klei
Title: SVP/CFO


FIRST UNION NATIONAL BANK

By: /s/ Delene M. Travella
    ----------------------
Name:  Delene M. Travella
Title: Vice President